Exhibit 99.1

Contacts:
Brian W. Poff	Dru Anderson
Executive Vice President,	CCI FINN Partners
Chief Financial Officer	(615) 324-7346
Addus HomeCare Corporation	dru.anderson@finnpartners.com
(469) 535-8200

investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES SECOND-QUARTER 2021 FINANCIAL RESULTS

Revenues Increase 18.1% to $217.9 million

Net Income Increases 67.9% to $11.6 Million, or $0.72 per Diluted Share,

and Adjusted Diluted Earnings per Share of $0.90

Adjusted EBITDA Increases 30.1% to $24.3 Million

Company Closes on Armada Acquisition in New Mexico

Expands Revolving Credit Facility to $600 Million

Frisco, Texas (August 2, 2021) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced its financial results for the second quarter and six months ended June 30, 2021.

Net service revenues were $217.9 million for the second quarter of 2021, up 18.1% from $184.6 million for the second quarter of 2020. Net income was $11.6 million, up 67.9% compared with $6.9 million for the second quarter of 2020, while net income per diluted share was $0.72 compared with $0.43 per diluted share for the prior-year period. Adjusted net income per diluted share increased 23.3% to $0.90 for the second quarter of 2021 from $0.73 for the second quarter of 2020.

Adjusted net income per diluted share for the second quarter of 2021 excludes the impact of a retroactive Illinois rate increase of $0.07, acquisition and de novo expenses of $0.11, restructure and other costs of $0.02 and stock-based compensation expense of $0.12. (See page 9 for a reconciliation of all non-GAAP and GAAP financial measures in this news release.) Adjusted EBITDA increased 30.1% to $24.3 million for the second quarter of 2021 from $18.7 million for the second quarter of 2020.

For the first six months of 2021, net service revenues increased 12.9% to $423.2 million from $374.8 million for the prior-year period. Net income increased 31.6% to $20.5 million for the first six months of 2021 compared with $15.6 million for the same period in 2020, and net income per diluted share was $1.28 compared with $0.98 per diluted share. Adjusted net income increased 14.2% to $27.4 million for the first six months of 2021 compared with $24.0 million for the prior-year period, while adjusted net income per diluted share grew 12.5% to $1.71 from $1.52. Adjusted EBITDA increased 23.7% to $45.1 million for the first six months of 2021 from $36.4 million for the first six months of 2020.

At June 30, 2021, the Company had cash of $139.4 million and bank debt of $196.1 million, while availability under its revolving credit facility was $112.8 million. Net cash provided in operating activities was $15.0 million for the second quarter of 2021.

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ADUS Announces Second Quarter 2021 Financial Results

August 2, 2021

Dirk Allison, President and Chief Executive Officer, commented, “We are pleased with the trends in our business for the second quarter of 2021, as Addus delivered solid financial and operating results. We experienced higher demand in the second quarter, leading to 7.4% organic growth for our personal care services, which accounted for 80.9% of our total revenue. Over the last twelve months, this organic growth has averaged approximately 5%, at the high end of our target range of 3-5%. Additionally, our home health business had a strong quarter, up 24.7% over the same period last year. While admissions were up in our hospice business, which includes the Queen City acquisition, we continued to experience a shorter median length of stay than we have seen historically, which affected census growth. Our median length of stay and average daily census increased sequentially, and we expect that volume trends in hospice will continue to improve.”

Mr. Allison continued, “Addus plays a critical and growing role in today’s healthcare continuum with our ability to safely serve the needs of more patients in their homes. We believe that federal policymakers and our states and payors increasingly recognize this value, particularly following the pandemic of the last fifteen months. We appreciate this recognition and support. As an example of this recognition, Illinois recently announced a significant investment in home care providers with a retroactive rate increase related to the first quarter of this year to match the previously announced increase that was effective April 1, 2021.”

Amended and Restated Credit Facility

The Company also announced that it has executed on a new senior secured credit facility effective July 30, 2021, that expands its revolving credit to $600 million from $300 million. The agreement has an accordion feature that enables the credit facility to be expanded by an incremental $125 million for funding acquisitions. The maturity of the new facility has also been extended from May 2023 to July 2026. Capital One, National Association, acted as lead agent for the bank lending group.

Mr. Allison commented, “We are excited to complete this significant expansion of our credit facility to support our ability to grow, both organically and through acquisitions. We appreciate the confidence in our business demonstrated by the significant financial institutions participating in the bank lending group.”

Acquisitions

Addus also closed its previously announced acquisition of Armada Home Health and Hospice on August 1, 2021. Allison added, “We completed the acquisition of Armada to increase our clinical depth and operational strength in New Mexico and enhance our ability to provide all three levels of home care in this important market for Addus. We are pleased to welcome Armada’s experienced management team and clinical staff to the Addus family. Our acquisition pipeline continues to be strong, and we remain focused on identifying opportunities to add clinical services to our existing personal care markets with the goal of having all three levels of home care in additional markets. With our new credit facility, we continue to have the financial capacity to build on our track record of completing strategic acquisitions to extend our market reach.”

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income, adjusted EBITDA and adjusted net income per diluted share, which are non-GAAP financial measures. The Company defines adjusted net income as net income before acquisition and de novo expenses, stock-based compensation expense, restructure expenses, and other costs. The Company defines adjusted EBITDA as earnings before interest expense, taxes, depreciation, amortization, acquisition and de novo expenses, stock-based compensation expense, restructure expenses, and other costs. The Company defines adjusted diluted earnings per share as earnings per share, adjusted for acquisition and de novo expenses, stock compensation expense, restructure expenses, and other costs. The Company defined adjusted net income, adjusted EBITDA, adjusted diluted earnings per share to exclude net COVID expenses arising from the pandemic from the second quarter of 2020 to the first quarter of 2021. The Company defines adjusted net service revenues as

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ADUS Announces Second Quarter 2021 Financial Results

August 2, 2021

revenue adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income to net income, a reconciliation of adjusted EBITDA to net income, a reconciliation of adjusted diluted earnings per share to earnings per share, and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income, adjusted EBITDA, adjusted diluted earnings per share, and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

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ADUS Announces Second Quarter 2021 Financial Results

August 2, 2021

Conference Call

Addus will host a conference call on Tuesday, August 3, 2021, at 9:00 a.m. Eastern time. The toll-free dial-in number is (877) 930-8289 (international dial-in number is (253) 336-8714), passcode 4489483. A telephonic replay of the conference call will be available through midnight on August 10, 2021, by dialing (855) 859-2056 (international dial-in number is (404) 537-3406) and entering pass code 4489483.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay will also be available on the Company’s website for one month, beginning approximately two hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “preliminary,” “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize, any future impact to our business operations, reimbursements and patient population due to the recent COVID-19 global pandemic, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2021, which is available at www.sec.gov. The financial information described herein and the periods to which they relate are preliminary estimates that are subject to change and finalization. There is no assurance that the final amounts and adjustments will not differ materially from the amounts described above, or that additional adjustments will not be identified, the impact of which may be material. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus HomeCare

Addus HomeCare is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus HomeCare’s consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus HomeCare’s payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. Addus HomeCare currently provides home care services to approximately 44,000 consumers through 210 locations across 22 states. For more information, please visit www.addus.com.

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ADUS Announces Second Quarter 2021 Financial Results

August 2, 2021

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts and shares in thousands, except per share data)

(Unaudited)

	For the Three Months		For the Six Months
Income Statement Information:	Ended June 30,		Ended June 30,
	2021	2020	2021	2020
Net service revenues	$217,893	$184,576	$423,195	$374,792
Cost of service revenues	149,083	129,579	293,188	263,960

Gross profit	68,810	54,997	130,007	110,832
	31.6%	29.8%	30.7%	29.6%
General and administrative expenses	48,175	42,450	93,601	84,737
Depreciation and amortization	3,587	2,940	7,188	5,827

Total operating expenses	51,762	45,390	100,789	90,564

Operating income from continuing operations	17,048	9,607	29,218	20,268
Total interest expense, net	1,231	566	2,425	1,140

Income before income taxes	15,817	9,041	26,793	19,128
Income tax expense	4,220	2,134	6,302	3,563

Net income	$11,597	$6,907	$20,491	$15,565

Net income per diluted share:	$0.72	$0.43	$1.28	$0.98

Weighted average number of common shares outstanding:
Diluted	16,043	15,916	16,063	15,917

	For the Three Months		For the Six Months
Cash Flow Information:	Ended June 30,		Ended June 30,
	2021	2020	2021	2020
Net cash (used in) provided by operating activities	$15,045	$30,445	$(3,321)	$50,887
Net cash (used in) investing activities	(907)	(2,131)	(1,928)	(4,965)
Net cash (used in) provided by financing activities	(285)	(228)	(429)	913

Net change in cash	13,853	28,086	(5,678)	46,835
Cash at the beginning of the period	125,547	130,463	145,078	111,714

Cash at the end of the period	$139,400	$158,549	$139,400	$158,549

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ADUS Announces Second Quarter 2021 Financial Results

August 2, 2021

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	June 30,
	2021	2020
Assets
Current assets
Cash	$139,400	$158,549
Accounts receivable, net	138,270	126,389
Prepaid expenses and other current assets	12,740	11,398

Total current assets	290,410	296,336

Property and equipment, net	18,708	14,707

Other assets
Goodwill	469,476	275,433
Intangible assets, net	67,247	53,073
Deferred tax assets, net	6,128	1,547
Operating lease assets	37,191	19,825

Total other assets	580,042	349,878

Total assets	$889,160	$660,921

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$23,942	$17,201
Accrued payroll	33,836	28,787
Accrued expenses	35,717	32,674
Government stimulus advance	8,094	—
Accrued workers compensation	14,382	14,075
Current portion of long-term debt, net of debt issuance costs	973	948

Total current liabilities	116,944	93,685
Long-term debt, less current portion, net of debt issuance costs	193,714	59,048
Long-term lease liability, less current portion	34,339	12,672
Other long-term liabilities	108	655

Total long-term liabilities	228,161	72,375

Total liabilities	345,105	166,060

Total stockholders’ equity	544,055	494,861

Total liabilities and stockholders’ equity	$889,160	$660,921

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ADUS Announces Second Quarter 2021 Financial Results

August 2, 2021

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Net Service Revenues by Segment

(Amounts in thousands)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Net Service Revenues by Segment
Personal Care	$176,267	$156,268	$341,135	$316,933
Hospice	36,909	24,525	73,003	49,737
Home Health	4,717	3,783	9,057	8,122

Total Revenue	$217,893	$184,576	$423,195	$374,792

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ADUS Announces Second Quarter 2021 Financial Results

August 2, 2021

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
General
Personal Care
States served at period end	—	—	22	24
Locations at period end	—	—	164	150
Average billable census - same store	36,952	36,197	36,870	37,560
Average billable census - acquisitions (1)	1,541	—	1,540	—
Average billable census total (2)	38,493	36,197	38,410	37,560
Billable hours (in thousands)	7,650	7,374	15,187	15,048
Average billable hours per census per month	65.9	67.5	65.6	66.3
Billable hours per business day	117,688	113,447	117,729	115,750
Revenues per billable hour	$22.60	$21.14	$22.42	$21.01
Organic growth
- Revenue	7.4%	9.7%	5.9%	11.8%
Hospice
Locations served at period end	—	—	33	30
Admissions	2,252	1,339	4,646	2,994
Average daily census	2,460	1,743	2,430	1,803
Average discharge length of stay	89.3	103.1	95.6	101.0
Patient days	223,901	158,644	439,908	328,156
Revenue per patient day	$164.85	$154.59	$165.95	$151.57
Organic growth
- Revenue	(8.4)%	2.7%	(8.4)%	2.7%
- Average daily census	(14.3)%	3.6%	(27.2)%	8.7%
Home Health
Locations served at period end	—	—	10	10
New Admissions	1,186	1,068	2,354	2,090
Recertifications	738	689	1,395	1,399
Total Volume	1,924	1,757	3,749	3,489
Visits	31,582	29,797	59,247	63,507
Organic growth
- Revenue	24.7%	(4.3)%	11.5%	4.1%
- New admissions	29.5%	15.4%	21.5%	13.1%
Percentage of Revenues by Payor:
Personal Care
State, local and other governmental programs	50.2%	50.0%	49.6%	49.7%
Managed care organizations	44.7	44.3	45.2	44.6
Private duty	2.9	3.2	2.9	3.2
Commercial	1.5	1.5	1.5	1.6
Other	0.7%	1.0%	0.8%	0.9%
Hospice
Medicare	93.3%	92.8%	93.8%	92.4%
Managed care organizations	3.8	4.9	3.9	5.2
Other	2.9%	2.3%	2.3%	2.4%
Home Health
Medicare	81.1%	79.6%	80.9%	79.8%
Managed care organizations	17.4	18.2	17.9	18.4
Other	1.5%	2.2%	1.2%	1.8%

(1)

The average billable census in acquisitions of 717 and 855 for the three and six months ended June 30, 2020 was reclassified to average billable census - same stores for comparability purposes. The average billable census for the three and six months ended June 30, 2021 was prorated for the date of the acquisition.

(2)	Exited sites would have reduced same store census for the three and six months ended June 30, 2020 by 727 and 765, respectively.

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ADUS Announces Second Quarter 2021 Financial Results

August 2, 2021

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Amounts in thousands, except per share data)

(Unaudited) (1)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of Adjusted EBITDA to Net Income: (2)
Net income	$11,597	$6,907	$20,491	$15,565
Interest expense, net	1,231	566	2,425	1,140
Loss on sale of assets	16	353	16	353
Income tax expense	4,220	2,134	6,302	3,563
Depreciation and amortization	3,587	2,940	7,188	5,827
Impact of retroactive Illinois rate increase, net	(1,438)	—	—	—
COVID-19 expense, net	—	263	(591)	526
Acquisition and de novo expenses	2,245	1,911	3,720	3,544
Stock-based compensation expense	2,525	1,118	4,764	2,525
Restructure and other costs	352	2,519	754	3,392

Adjusted EBITDA	$24,335	$18,711	$45,069	$36,435

Reconciliation of Adjusted Net Income to Net Income: (3)
Net income	$11,597	$6,907	$20,491	$15,565
Loss on sale of assets, net of tax	12	288	12	288
Impact of retroactive Illinois rate increase, net of tax	(1,054)	—	—	—
COVID-19 expense, net of tax	—	206	(479)	428
Acquisition and de novo expenses, net of tax	1,790	1,494	3,142	2,898
Stock-based compensation expense, net of tax	1,851	874	3,666	2,063
Restructuring and other costs, net of tax	258	1,965	584	2,772

Adjusted Net Income	$14,454	$11,734	$27,416	$24,014

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share: (4)
Net income per diluted share	$0.72	$0.43	$1.28	$0.98
Impact of retroactive Illinois rate increase per diluted share	(0.07)	—	—	—
Loss on sale of assets per diluted share	—	0.02	—	0.02
COVID-19 expense, net per diluted share	—	0.01	(0.03)	0.03
Acquisition and de novo expenses per diluted share	0.11	0.09	0.20	0.18
Restructure and other costs per diluted share	0.02	0.12	0.04	0.18
Stock-based compensation expense per diluted share	0.12	0.06	0.22	0.13

Adjusted net income per diluted share	$0.90	$0.73	$1.71	$1.52

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (5)
Net service revenues	$217,893	$184,576	$423,195	$374,792
Revenues associated with the closure of certain sites	0	(2,374)	2	(4,764)

Adjusted net service revenues	$217,893	$182,202	$423,197	$370,028

(1)

The Company defined adjusted net income, adjusted EBITDA, and adjusted diluted earnings per share to exclude net COVID expenses arising from the pandemic from the second quarter of 2020 to the first quarter of 2021.

(2)

We define Adjusted EBITDA as earnings before interest expense, interest income from the state of Illinois, other non-operating income, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, restructure expenses, and other costs and loss on the sale of assets associated with Hospice Partners of Kansas. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3)

We define Adjusted Net Income as net income before interest income from the state of Illinois, M&A expenses, stock-based compensation expense, restructure expenses, and other costs and loss on the sale of assets associated with Hospice Partners of Kansas. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4)

We define Adjusted diluted earnings per share as earnings per share, adjusted for interest income from the State of Illinois, M&A expenses, stock compensation expense and restructure expense, and other costs and loss on the sale of assets associated with Hospice Partners of Kansas. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(5)

We define Adjusted net service revenues as revenue adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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